UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2018

ZEBRA TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Overlook Point Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 847-634-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 17, 2018, Zebra Technologies Corporation (“Zebra”) entered into an Employment Agreement (the “Agreement”) with Hugh Gagnier regarding the terms of his employment. Mr. Gagnier has served as Zebra’s Senior Vice President, Asset Intelligence and Tracking since October 2014. Under the terms of the Agreement, effective June 1, 2018 through December 31, 2018, Mr. Gagnier will serve as Zebra’s Senior Vice President, Global Supply Chain. From December 31, 2018 through June 30, 2021, Mr. Gagnier will serve as a Vice President of Zebra.

Mr. Gagnier will receive his current salary of $437,500 through December 31, 2018. After that date, Mr. Gagnier’s salary will be $15,000. During the term of the Agreement:

•	Mr. Gagnier will be eligible for a cash performance incentive award under Zebra’s 2018 incentive plan targeted at 80% of his base salary with the actual incentive earned calculated on actual salary earned during 2018 and Zebra’s 2018 performance against the targets contained in the 2018 incentive plan. Mr. Gagnier will not participate in any cash incentive plan after 2018.

•	Mr. Gagnier’s outstanding equity awards will be treated in accordance with their terms, but he will not be eligible for additional equity awards during the term of the Agreement.

•	Mr. Gagnier will be subject to various covenants, including restrictive covenants relating to non-competition, non-solicitation, non-disparagement, confidentiality and cooperation.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which will be filed as an exhibit to Zebra’s Form 10-Q for the quarter ending June 30, 2018.

Item 5.07 – Submission of Matters to a Vote of Security Holders

(a)    Zebra Technologies Corporation held its Annual Meeting of Stockholders on May 17, 2018.

(b)    Zebra Technologies Corporation’s stockholders voted on the proposals listed below. For each of Proposals 1, 2 and 3, the Broker Non-Votes totaled 3,522,242.

1.    Proposal 1. Election of Three Directors.

For the election of the following persons as Class I Directors to the Board of Directors of Zebra Technologies Corporation to hold office for a three-year term expiring at the 2021 Annual Meeting or until their respective successors are duly elected and qualified:

Directors	For	Authority Withheld
Chirantan J. Desai	44,145,008	265,151
Richard L. Keyser	43,898,360	511,799
Ross W. Manire	42,746,199	1,663,960

2.    Proposal 2. Advisory vote to approve the compensation of Named Executive Officers

Advisory vote to approve the following resolution: “Resolved, that the compensation of the named executive officers of Zebra Technologies Corporation, as disclosed pursuant to Item 402 of Regulation S-K, as described in and including the Executive Summary – Compensation Discussion and Analysis, Compensation Discussion and Analysis, compensation tables and narrative discussion contained in this proxy statement, is approved by the stockholders of Zebra.”

For	Against	Abstain
42,916,113	1,419,741	74,305

3.    Proposal 3. Approval of 2018 Long-Term Incentive Plan

For	Against	Abstain
34,173,544	10,207,155	29,460

4.    Proposal 4. Ratification of Appointment of Independent Auditors

To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent auditors of Zebra Technologies Corporation’s financial statements for the year ending December 31, 2018.

For	Against	Abstain
47,518,151	382,094	32,156

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

Date: May 21, 2018	By:	/s/ Jim L. Kaput
Jim L. Kaput
SVP, General Counsel and Corporate Secretary

3